Exhibit 99.1

             NEOMAGIC(R) CORPORATION REPORTS SECOND QUARTER RESULTS

    SANTA CLARA, Calif., Sept. 7 /PRNewswire-FirstCall/ -- NeoMagic Corporation (Nasdaq: NMGC), today reported its financial results for the second quarter of fiscal year 2007. Total revenue for the second quarter ended July 30, 2006 was $177 thousand, compared to total revenue of $86 thousand for the first quarter of fiscal 2007. Total revenue for the second quarter of fiscal 2006 was $301 thousand. The decline in revenue from the second quarter of fiscal 2006 to the second quarter of fiscal 2007 was primarily the result of a reduction in sales for two customers that purchased MiMagic 3 and MiMagic 5 products. Net loss for the second quarter of fiscal 2007 was $4.2 million, or a loss of $0.44 per share, compared to a net loss of $5.0 million, or a loss of $0.53 per share, in the first quarter of fiscal 2007. Net loss for the second quarter of fiscal 2006 was $4.5 million, or a loss of $0.67 per share. The decrease in the second quarter 2007 loss was primarily due to the gain on the sale of four patents for net proceeds of $1.0 million.

    Cash, cash equivalents and short-term investments declined from $21.7 million at April 30, 2006 to $17.1 million at July 30, 2006.

    Conference Call Highlights

    Topics to be covered on NeoMagic's quarterly conference call include the following:

    -- NeoMagic continues to work with Neonode to bring its next generation mobile phone to market.

    -- NeoMagic's ISDB-T smartphone design win for the Japanese market has moved into the development phase.

    -- The Company is working with a large semiconductor manufacturer to develop a Windows Mobile Certified manufacturing kit targeted for mobile phone manufacturers in China.

    -- Outside of the mobile phone market, the MiMagic 6+ has been selected for a wireless camera module developed by a major Korean OEM.

    Dial-in Information

    NeoMagic will hold its second quarter fiscal 2007 conference call today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The call can be accessed via the Internet at www.neomagic.com , in the "Investor Resources" section of our web site. The call can also be accessed by dialing 866-206-5917 in the U.S. and 703-639-1106 internationally. A replay of the call will be available for seven days beginning on September 7 at 8:00 p.m. Eastern Time (5:00 p.m. Pacific
Time). The replay number is 888-266-2081 in the U.S. and 703-925-2533 internationally. The passcode to access the replay is 943543.

    The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents
(www.streetevents.com).

    About NeoMagic

    NeoMagic Corporation delivers semiconductor chips and software providing mobile solutions that enable new multimedia features for handheld devices. These solutions offer low power consumption, small form factor and high performance processing. The Company demonstrated one of the first solutions used for H.264 video decoding in a mobile digital TV phone, and is developing and delivering solutions for audio/video processing of the dominant mobile digital TV standards, including ISDB-T, DMB, and DVB-H. For its complete system solution, NeoMagic delivers a suite of middleware and sample applications for imaging, video and audio functionality, and provides multiple operating system ports with customized drivers for the MiMagic product family. NeoMagic has a patent portfolio of over 20 patents that cover NeoMagic's proprietary array processing technology, embedded DRAM and other technology. Information on the Company may be found on the World Wide Web at www.neomagic.com .

    This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including the Company's design wins, expected orders, production timing, availability of new products, revenue opportunities and the Company's ongoing patent licensing efforts. These forward-looking statements reflect current expectations. However, actual events and results could vary significantly based on a variety of factors including but not limited to customer acceptance of NeoMagic products, the market acceptance of mobile phones developed and marketed by customers that use the Company's products, customers' plans to develop smart phones and feature phones, the acceptance of advanced multimedia services such as H.264 television on mobile phones, and the Company's ability to execute product and technology development plans on schedule. There is no certainty that current or future design wins will result in revenue for NeoMagic or that customer forecasts will be accurate. Customers may cancel or delay projects or switch to other vendors. In addition, customers may fail to achieve their expected sales objectives due to competitive or other reasons. Our patent licensing activities involve various risks and uncertainties, including, without limitation, uncertainties as to the willingness of other companies to pay significant fees to license our intellectual property, the length and uncertain outcome of licensing negotiations, the possibility that litigation may be required to enforce patents, and the risks and costs inherent in any patent litigation. Additional risks that could affect the Company's future operating results are more fully described in the Company's most recent annual report, its most recent quarterly report and other filings with the United States Securities and Exchange Commission (SEC), and are available online at http://www.sec.gov . NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders. NeoMagic does not undertake the obligation to update any forward-looking statements that may be made by or on behalf of the company, except as may be required by law.

    NOTE: NeoMagic, and the NeoMagic circle logo are registered trademarks, and MiMagic is a trademark, of NeoMagic Corporation. All other trademarks are the property of their respective owners. NeoMagic disclaims any proprietary interest in the marks and names of others.

    (Logo: http://www.newscom.com/cgi-bin/prnh/20020802/NMGCLOGO )

NEOMAGIC CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

                                               Three Months Ended                Six Months Ended
                                       -----------------------------------    ----------------------
                                        July 30,    April 30,     July 31,     July 30,     July 31,
                                          2006         2006         2005         2006         2005
                                       ---------    ---------    ---------    ---------    ---------
Product revenue                        $     177    $      86    $     301    $     263    $     600
Licensing revenue                              0            0            0            0            0
Total revenue                                177           86          301          263          600

Cost of product revenue                      115           86          304          201          636
Cost of licensing revenue                      0            0            0            0            0
Total cost of revenue                        115           86          304          201          636
Gross margin (loss)                           62            0           (3)          62          (36)

Operating expenses:

Research and development                   3,831        3,284        3,147        7,115        6,230
Sales, general and administrative          1,706        1,940        1,310        3,646        3,100
Gain on sale of patents                   (1,044)           0            0       (1,044)      (3,481)

Total operating expenses                   4,493        5,224        4,457        9,717        5,849

Loss from operations                      (4,431)      (5,224)      (4,460)      (9,655)      (5,885)

Interest income and other                    234          270          177          504          294
Interest expense                             (29)         (37)        (132)         (66)        (420)

Loss before income taxes                  (4,226)      (4,991)      (4,415)      (9,217)      (6,011)

Income tax provision                          14           16           50           30           99

Net loss                               $  (4,240)   $  (5,007)   $  (4,465)   $  (9,247)   $  (6,110)

Basic and diluted net loss per share   $   (0.44)   $   (0.53)   $   (0.67)   $   (0.97)   $   (0.92)

Weighted average common shares
 outstanding for basic and diluted         9,579        9,521        6,694        9,550        6,670

NEOMAGIC CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

                                                 July 30,     April 30,    January 29,
                                                   2006          2006         2006
                                               -----------   -----------   -----------
                                               (unaudited)   (unaudited)
ASSETS

Current assets:
Cash and cash equivalents                      $    14,618    $   21,235    $   26,695
Short-term investments                               2,506           513             0
Accounts receivable, net                                32             7             9
Inventory                                              733           152           171
Other current assets                                   612         1,039           800
Total current assets                                18,501        22,946        27,675

Property, plant and equipment, net                   1,602         1,994         2,368
Other assets                                           421           414           451

Total assets                                   $    20,524    $   25,354    $   30,494

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                               $       936    $    1,184    $    1,735
Compensation and related benefits                    1,171         1,260         1,024
Income taxes payable                                 1,072         1,065         1,059
Other accruals                                         149           228           264
Current portion of capital lease obligations         1,244         1,637         1,525
Total current liabilities                            4,572         5,374         5,607

Capital lease obligations                                0           407           624
Other long-term liabilities                            146           145           149

Stockholders' equity:
Common stock                                            36            36            36
Additional paid-in-capital                         110,709       110,091       110,302
Deferred compensation                                    0             0          (531)
Accumulated other comprehensive loss                    (1)           (1)           (2)
Accumulated deficit                                (94,938)      (90,698)      (85,691)
Total stockholders' equity                          15,806        19,428        24,114

Total liabilities and stockholders' equity     $    20,524    $   25,354    $   30,494

SOURCE  NeoMagic Corporation
    -0-                             09/07/2006
    /CONTACT: Scott Sullinger, Chief Financial Officer of NeoMagic Corporation, +1-408-486-3879; or Erica Mannion, Investor Relations of Sapphire Investor Relations, LLC, +1-212-766-1800, for NeoMagic Corporation/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20020802/NMGCLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk photodesk@prnewswire.com/
    /Web site:  http://www.neomagic.com /
    (NMGC)